                                                                    EXHIBIT 23.1

                               ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 dated August 16, 2000 covering the registration of $30,000,000 of common stock, preferred stock, debt securities, depository shares or warrants, of our report dated February 17, 2000 included in BOLDER Technologies Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

                                              /s/ Arthur Andersen LLP


Denver, Colorado,
August 16, 2000.